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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-4 of Nellcor Incorporated and Puritan-Bennett Corporation of our report dated July 27, 1994, which appears on page 35 of Nellcor Incorporated's 1994 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended July 3, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-1 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.



                                          /s/ PRICE WATERHOUSE LLP


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                                          Price Waterhouse LLP


San Francisco, California

July 20, 1995